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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints RICHARD W. BRANN AND MARK H. SWARTZ, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this post-effective amendment to the registration statement (file nos. 333-44100 and 333-44100-01) (including all post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate the registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 23, 2001

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                                                       By:  /s/ Michelangelo Stefani
                                                            -----------------------------------------
                                                            Name: Michelangelo Stefani
                                                            Title:  Managing Director
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